NorthWestern Corporation d/b/a NorthWestern Energy 3010 W. 69th Street Sioux Falls, SD 57108 www.northwesternenergy.com

FOR IMMEDIATE RELEASE
NorthWestern Energy Announces Agreement to Purchase Wind Project from
BayWa r.e. Wind LLC in South Dakota
Sioux Falls, S.D. - July 23, 2015 - NorthWestern Corporation d/b/a NorthWestern Energy (NYSE: NWE) has entered into an agreement to purchase the recently constructed 80-megawatt Beethoven wind qualifying facility (QF) project located near Tripp, South Dakota.
The $143 million purchase of the facility from BayWa r.e. Wind LLC includes 43 turbines and the rights to a 50MW expansion site adjacent to the existing facility. The project was completed in May 2015.
“We’re very excited to be investing in generation that will replace existing higher cost supply contracts for our South Dakota customers,” said Bob Rowe, NorthWestern’s CEO. “Our investment in reliable, long-term environmentally responsible energy supply based on the cost of production will benefit our customers for years to come.”
Florian Zerhusen, President and CEO of BayWa r.e. Wind, LLC. added, “Beethoven is a natural fit for NorthWestern to serve its customers with green energy and for our business plan which is to develop, build and sell turnkey projects for our customers. We are proud to have completed the construction of our fifth project in only three years and are seeking to do the same for utilities around the country.”
The energy and renewable energy credits associated with this project are currently included in NorthWestern’s electricity supply portfolio under two QF power purchase agreements (PPA). The existing QF PPAs will terminate upon closing and NorthWestern will request the wind project be placed into rate base as part of its pending electric general rate filing as a known and measurable adjustment. The rate-based cost is expected to be significantly lower than the existing PPAs benefiting NorthWestern’s customers’ bills over the long-term.
NorthWestern plans to maintain its targeted debt to total capital ratio of 50-55 percent through a financing structure that includes issuing up to $70 million in long-term debt, up to $60 million in common stock and funding the remaining purchase price with available cash. The acquisition is expected to be accretive to earnings but cannot be quantified until the South Dakota Public Utilities Commission (SDPUC) makes a final determination on our general rate case. We anticipate a SDPUC decision and the acquisition to close by the end of 2015.
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About NorthWestern Energy (NYSE: NWE)
NorthWestern Energy provides electricity and natural gas in the Upper Midwest and Northwest, serving approximately 692,600 customers in Montana, South Dakota and Nebraska. More information on NorthWestern Energy is available on the company's website at www.northwesternenergy.com.

Investor Relations:
Travis Meyer
(605) 978-2967
Travis.Meyer@northwestern.com

Media Contact:
Claudia Rapkoch
(866) 622-8081
Claudia.Rapkoch@northwestern.com

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